UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On August 14, 2006, SafeNet, Inc. (the “Company”) received a written Nasdaq Staff Determination notice from the Nasdaq Stock Market, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2006. The Company issued a press release on August 18, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The Nasdaq Staff Determination notice indicated the Company’s securities will be delisted from the Nasdaq Stock Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel. Accordingly, the Company will request a hearing before a hearing panel to review the Nasdaq Staff Determination notice and will propose a plan at such hearing that is intended to allow the Company to meet its filing requirements. A timely request for a hearing will stay the delisting pending the hearing and a decision by the hearing panel. There can be no assurance that the hearing panel will grant the Company’s request for continued listing.
     As previously disclosed by the Company, the board of directors of the Company has appointed a special committee of the board to investigate the Company’s stock option granting practices. The special committee has retained independent counsel and forensic accountants to assist in its investigation, which is currently in progress. In addition, the Company has retained an international professional services firm to assist the Company in a review of the Company’s accounting for stock option grants. That review is also ongoing. The Company will not file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 until the Company’s review of its accounting for stock option grants and the investigation by the special committee are complete. The Company intends to file its Quarterly Report on Form 10-Q as soon as practicable after the completion of the Company’s review and the special committee’s investigation.
Item 8.01 Other Events
     On August 14, 2006, the Company received a purported notice of default from Citibank, N.A., as trustee under the Indenture dated December 13, 2005 by and between the trustee and the Company (the “Indenture”), relating to the issuance of the Company’s 2.5% Convertible Subordinated Notes Due 2010 (the “Notes”). The trustee claimed to be delivering the purported notice of default at the request of holders of at least 25% of the aggregate principal amount of the Notes due to the Company not filing its Form 10-Q for the period ended June 30, 2006. The notice of default demands that the Company cure the purported default within sixty (60) days from the receipt of the notice of default. The Indenture provides that the trustee or holders of at least 25% of the aggregate principal amount of the Notes may accelerate repayment of the Notes if a default under the Indenture is not cured within 60 days after the Company receives notice of the default.
Item 9. 01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated August 18, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 18, 2006

SAFENET, INC.

By:	/s/ Anthony A. Caputo Anthony A. Caputo,
Chairman and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press Release of SafeNet, Inc., dated August 18, 2006.